                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15 OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 28, 1997



                             HUNT MANUFACTURING CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Pennsylvania                        1-8044                 21-0481254
----------------------------           -----------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)         Identification No.)


         One Commerce Square
         2005 Market Street
         Philadelphia, Pennsylvania                     19103-7085
----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)


                                 (215) 656-0300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or Disposition of Assets

On March 28, 1997, Hunt Manufacturing Co. (the "Company") acquired, through its wholly-owned subsidiary, Seal Products Subsidiary, Inc., all of the outstanding stock of Sallmetall B. V. ("Sallmetall"), a Dutch company, for approximately $14 million and the assumption of debt of approximately $7 million. The consideration for the acquisition was determined in arms-length negotiations between the parties based upon the Company's evaluation of the assets, business and prospects of Sallmetall. The Company utilized available cash resources to fund the transaction. Prior to the transaction, Sallmetall was owned by several investor groups and certain members of Sallmetall management. To the best knowledge of the Company, neither the Company, nor any of its affiliates, its directors and officers, or any associate of any such director or officer, had any material relationship with Sallmetall or its investors, officers or directors.

Sallmetall's business, with headquarters in Raalte, Holland, essentially includes operations involved in the design and assembly of laminating equipment and related adhesive film coating manufacturing. The Company presently intends to utilize the assets of Sallmetall in a consistent fashion. Sallmetall had consolidated revenues of approximately $21 million for the year ended December 31, 1996.

The Company's press release issued April 1, 1997 is hereby incorporated by reference and included as Exhibit 99 of this report on Form 8-K.


Item 7.           Financial Statements and Exhibits

(a)               Financial Statements. In reliance upon SEC Release Nos.
                  33-7355; 34-37802, the Company will not file any financial statements of the business acquired or any pro forma financial information relating thereto.

(b)               Exhibits.

                  (2) Share Purchase Agreement dated as of March 28, 1997 by and among Seal Products Subsidiary, Inc. and the various shareholders of Sallmetall B.V.

                  (99) Press Release, dated April 1, 1997, issued by Hunt Manufacturing Co.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

Date:  April 4, 1997

                                            HUNT MANUFACTURING CO.



                                       By:  /s/ William E. Chandler
                                           --------------------------------
                                            William E. Chandler
                                            Senior Vice President, Finance

                                  EXHIBIT INDEX



Exhibit No.       Title
-----------       -----

   (2) Share Purchase Agreement dated as of March 28, 1997 by and among Seal Products Subsidiary, Inc. and the various shareholders of Sallmetall B.V.

   (99)           Press Release, dated April 1, 1997, issued by Hunt
                  Manufacturing Co.

                                                                     EXHIBIT (2)





                            SHARE PURCHASE AGREEMENT



The undersigned:

1. the corporation Seal Products Subsidiary, Inc., established under the laws of the State of Delaware, with its statutory seat at 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810, and having its business address at One Commerce Square, 2005 Market Street, Philadelphia PA, duly represented by David A. Weatherly (hereinafter: "Hunt");

2. Mr. J.A.M. Reinders, residing at Warnsveld, Oude Warkenseweg 1 (hereinafter: "Reinders");

3. the limited liability company Sallcoll B.V., with its statutory seat at Raalte, duly represented by Mr. J.A.M. Reinders (hereinafter:
         "Sallcoll");

4. the limited liability company MGS Beleggingen B.V., with its statutory seat at Lernmer, duly represented by Mr. J. de Boer and Mr. G.A. Pol jointly (hereinafter: "MGS");

5. the partnership Residentie Participaties III C.V., with its statutory seat at Apeldoorn, duly represented by Mr. J.T. Ruinemans (hereinafter: "Residentie");

and

6. the limited liability company Pevaal B.V., with its statutory seat at Veenendaal, duly represented by Mr J. de Boer (hereinafter: "Pevaal").

Reinders, Sallcoll, MGS, Residentie and Pevaal hereinafter together to be referred to as: the "Sellers".


Whereas:

d that the Sellers own all the issued and outstanding shares in the capital of Sallmetall B.V., a limited liability company established at Kanaaldijk O.Z. 3, Raalte (hereinafter: "Sallmetall");

b that Sallmetall in its turn is 100% shareholder of Sallmetall Inc., a company incorporated under the laws of the State of Michigan (hereinafter: "Sallmetall


         March 28, 1997

         Inc."), pursuant to the acquisition by Sallmetall of the remaining 50% of the shares in the capital of Sallmetall Inc. from Messrs. Sawtelle and McCord in accordance with a settlement agreement and mutual general release, dated February 11, 1997, a copy of which is attached hereto as Exhibit B;

c that Sallmetall in addition to its subsidiary Sallmetall Inc. also owns 100% of the shares in the capital of Peak B.V., Sallmetall Coating
         B.V. and Sherpa B.V. (hereinafter together: the "Subsidiaries") as well as 99.6% of the shares in the capital of Sallmetall France S.A., whereas the remaining 0.4% is owned by Mr. Van der Kroft, residing at The Hague;

d that on the date hereof immediately prior to the signing and execution of this agreement, the partnership Crest Engineering among Sherpa B.V., WDKA Beheer B.V. and B. Smid Management B.V. (hereinafter: "Crest Engineering"), has been dissolved and divided pursuant to an agreement dated March 28, 1997 (hereinafter: the "Crest Agreement") between these partners and Hunt Manufacturing Co., a copy of which will be attached hereto as Exhibit C;

e that pursuant to the Crest Agreement the business of Crest Engineering has been split up, whereby the current OEM business (as defined in the Crest Agreement) has been transferred to and will be continued by WDKA Beheer B.V. and B. Smid Management B.V., whilst all other business has been transferred to and will be continued by Peak B.V., a subsidiary of Sallmetall;

f that the Sellers desire to sell to Hunt and Hunt desires to purchase from the Sellers all issued and outstanding shares in the capital of Sallmetall, upon the terms and subject to the conditions hereinafter set forth;

g that Sallmetall and Crest have, to the extent necessary, complied with the Resolution of the Social and Economic Council on Rules relating to Mergers 1975 ("SER Fusiegedragsregels 1975") and with the requirements of the Dutch Works Council Act, and have informed the representative advisory body (Sallmetall) and Works Council (Crest) concerning the intended decision to enter into the sale referred to above.








         March 28, 1997                                                        2

Have agreed as follows:

Article I - Definitions

Unless explicitly stated otherwise, the following terms shall have the following meaning:

a        Annual Accounts:
         the annual accounts of Sallmetall and its Subsidiaries, consisting of a balance sheet as per December 31, 1996 and a profit and loss account with explanatory notes, and supplemented by a registered accountant's unqualified opinion, provided however that the annual accounts of Sallmetall Inc. are accompanied by an accountant's compilation statement but not audited prior to Closing;

b        Closing Date:
         the date of transfer of Shares being March 28, 1997 or such other later date as the parties may agree upon;

c        Crest:
         the partnership among B. Smid Management B.V., WDKA Beheer B.V. and Sherpa B.V., dissolved and divided in accordance with the Crest Agreement;

d        Crest Agreement:
         the agreement between Hunt Manufacturing Co., Sherpa B.V., Peak B.V., Sallmetall B.V., B. Smid Management B.V. and WDKA Beheer B.V., pursuant whereto the partnership Crest Engineering is dissolved and the business of Crest Engineering is split up and transferred to the various parties, as further specified therein and a copy of which will be attached hereto as Appendix C;

e        Completion Accounts:
         the accounts of Sallmetall and Subsidiaries over the period since January 1, 1997 until March 28, 1997 or such other later date (Closing date or close thereto) as the parties may agree upon, with explanatory notes, supplemented by a registered accountant's unqualified opinion;

f Completion Accounts Escrow amount: an amount of USD 150,000 to be kept in accordance with Article 3.2 (ii) and 4 hereof,

g        Execution Date:
         the date of signing of this agreement, being March 28, 1997 or such other later date as the parties may agree upon;



         March 28, 1997                                                     3
h        Hunt:
         Seal Products Subsidiary, Inc., a company established under the laws of Delaware with its registered office at Wilmington (DE, USA) and its business address at Philadelphia (PA, USA), being a subsidiary of Hunt Manufacturing, Co.;

i        Investors' Loans:
         the loan provided by WDKA Beheer B.V. to Crest - under the conditions as further described in the loan agreements dated August 18, 1995 and November, 1995 - of which loans the amount outstanding as per the Closing Date is NLG 890,000;

j        Letter of Intent:
         the Letter of Intent executed between Hunt Manufacturing Co., Sallmetall, Reinders, MGS, Reinders Holding, Sallcoll and Residentie on February 10/11,1997;

k        Purchase Price:
         the consideration to be paid for the Shares, as further specified in
         Article 3. hereof;

l        Representation and Warranty Escrow Amount:
         an amount of USD 1,500,000 to be kept in escrow in accordance with
         Article 3.2 (iii) hereof;

m        Sallmetall:
         Sallmetall B.V., a Dutch limited liability company with its registered office at Raalte;

n        Sellers:
         Reinders, Sallcoll, MGS, Residentie and Pevaal;

o        Shares:
         all of the issued and outstanding shares with a nominal value of NLG 500 each in the capital of Sallmetall, which pursuant to Article 2 of this Agreement are sold by the Sellers to Hunt;

P        Shareholders' Loans:

         the loans provided by MGS and Residentie to Sallmetall -under the conditions as further described in the loan agreement(s) dated May 29, 1990 and December 21, 1995 and attached hereto in Exhibit D (i) and
         (ii) - of which loans the amounts outstanding as per the Closing Date are NLG 804,000 to MGS and


         March 28, 1997                                                     4

         NLG 2,500,000 to Residentle;

q        Subsidiaries:
         Sallmetall Coating B.V., Sallmetall Inc., Peak B.V. and Sherpa B.V.








         March 28, 1997                                                      5

Article 2 - Sale, transfer and payment of Shares

2.1 The Sellers hereby sell to Hunt and Hunt hereby purchases from the Sellers, the Shares, as further described hereunder:

         Reinders:
         18 Shares, numbers 9 up to and including 22 and 94 up to and including 97;

         Sallcoll:
         49 Shares, numbers 45 up to and including 93;

         MGS:
         53 Shares, numbers 1 up to and including 8, 23 up to and including 44 and 98 up to and including 120;

         Residentie:
         26 Shares, numbers 121 up to and including 146;

         Pevaal:
         13 Shares, numbers 147 up to and including 159;

2.2 On Closing Date, the Sellers will transfer the Shares to Hunt or to one or more persons or legal entities designated by Hunt by means of one or more notarial deeds of transfer the fonn of which has been attached to this Agreement as Exhibit E, which will be passed before the civil law notary Mr A.J.M. Terhorst at Raalte.

2.3 On Closing Date, Hunt pays to the Sellers the Purchase Price as defined hereinafter, by depositing such Purchase Price under notary Terhorst and only to be released after certain conditions have been met.

2.4 On the date hereof, the Sellers will cause Sallmetall to acknowledge the transfer of the Shares.








         March 28, 1997                                                     6

Article 3 - Purchase Price; repayment of loans; assumption of bank account obligation

3.1 The purchase price for the Shares is US Dollar 10,400,000 (in words: ten million four hundred thousand United States Dollars) plus NLG 1,000,000 minus NLG 3,000,000 (hereinafter: the "Purchase Price").

         The Purchase Price (thus defined) does not include the amount of USD 900,000 as referred to in article 1 of the Letter of Intent lent to and used by Sallmetall for purpose ot acquiring the outstanding 50% of the shares of Sallmetall, Inc. and repayment of loans. It is understood that this loan will not be taken into account when calculating the net equity value in accordance with Article 4, shall not be included in the loan amount referred to in Article 3.5 and that the Sellers cannot he held liable for the repayment of such loan.

3.2      On the Closing Date, Hunt shall make the following payments:

           i) The Purchase Price minus the Completion Accounts Escrow Amount and minus the Representation and Warranty Escrow Amount plus the Shareholders' Loans, in total resulting in USD 8,750,000 and NLG 1,304,000;

           ii)        USD 150,000 (in words: one hundred fifty thousand
           US Dollars) (hereinafter: the "Completion Accounts Escrow Amount") after net worth guarantee on the basis of the Completion Accounts, has been verified and agreed as set out further in Article 4 hereof in accordance with the provisions of the Escrow Agreement, a copy of which is attached as Exhibit F;

           iii) An amount of USD 1,500,000 (in words: one million five hundred thousand US Dollars) (hereinafter: the "Representation and Warranty Escrow Amount") shall be paid on a third party interest earning escrow account of the civil law notary Mr A.J.M. Terhorst at Raalte with clear instructions to pay this amount to the Seller on a date twelve (12) months after the Closing Date, provided however that Hunt asserts no claim under the representations and warranties, in accordance with the provisions of the Escrow Agreement, a copy of which is attached as Exhibit F;

           iv) The Shareholders' Loans amount to the maximum of NLG 3.304 million:

           (i)        to MGS            : NLG   804,000
           (ii)       to Residentie     : NLG 2,500,000


           March 28, 1997                                                     7

         Any outstanding amount in excess of the agreed maximum of NLG 3.304 million is herewith explicitly discharged and Sallmetall is insofar explicitly relieved from any obligation in this respect;

         v) if Hunt asserts (a) claim(s) under the representations and warranties, the arnount(s) involved will primarily and without prejudice to any other or larger claimright be subtracted from the Representation and Warranty Escrow Amount and be kept in escrow until it has been established by virtue of a judgement that is not longer subject to appeal rendered against the Seller, or any of them, by a competent court of law or by virtue of a valid arbitration award or an amicable settlement between the parties, in accordance with the Escrow Agreement attached hereto in Exhibit F.

3.3 On the Closing Date, Hunt will lend to Sallmetall an amount of NLG 3,000,000 for the purpose of enabling Sallmetall and/or its Subsidiaries to execute its obligations under the Crest Agreement. This loan amount will not be taken into account in the calculation of the net worth as referred to in Article 4.1, nor will it be taken into account in the calculation of the NLG 11.2 million as referred to in
         Article 3.5

3.4 The Investors' Loan has been repaid pursuant to the Crest Agreement subject to the maximum amount payable of NLG 0.89 million. The second sentence of Article 3.3 is also applicable.

3.5 The aggregate liability of Sallmetall and its Subsidiaries as per Closing Date vis-a-vis the ING Bank and its related companies (the "Bank") by virtue of all short, medium and long-term loans, overdraft facilities (credit facility in current account), leases, factoring arrangements (NMB-Heller) and other is specified in Exhibit G hereto and is subject to the agreed maximum of NLG 11.2 million inclusive of shareholders' guarantees as set out in article 1 of the Letter of Intent. Any outstanding amount in excess of the maximum of NLG 11.2 million will be deducted from the amount payable on Closing Date as referred to in Article 3.2 (i) hereof. The banks shall give up and release any security on any of Sallmetall's, its subsidiaries' and/or Crest's assets, granted for this credit facility (including but not limited to, any pledge of shares), and shall release Reinders and MGS and Residentie from their respective obligations. Exhibit H hereto evidences the confirmation of the ING Bank in respect of the foregoing.

         March 28, 1997                                                       8

Article 4 - Adjustment of the purchase price - net worth value - Completion Accounts

4.1 The Purchase Price is based on an aggregate minimum net shareholders equity requirement as per Closing Date of Sallmetall and its Subsidiaries according to their accounts as well as an assumed 100% interest in Crest, of NLG 7,8 million (say: seven million and eight hundred thousand Dutch guilders) as specified in Appendix I.

4.2 To determine whether this requirement shall be met, the audited Completion Accounts (as defined in article 1 under e) as well as (similar) audited Completion Accounts (as defined in the Crest Agreement) of Crest and the compiled Completion Accounts of Sallmetall, Inc., shall be issued and submitted to Hunt no later than 45 calendar days after Closing Date by Sallmetall. Hunt and its own auditors of Coopers & Lybrand N.V. shall examine such Completion Accounts and inform Sellers no later than 30 calendar days after submission to Hunt whether they agree with the contents thereof If not, the involved accountants of Price Watcrhouse on Sellers'side and of Coopers & Lybrand N.V. on Hunt's side, shall do their utmost to reach agreement hereon no later than July 31, 1997 and the parties hereto accept such agreement as binding to them. If the accountants cannot reach agreement, the parties shall try to reach a settlement within 10 working days by way of discussions to take place between an authorised representative of Hunt and an authorised representative of the Sellers. If such settlement cannot be reached, the Completion Accounts shall be established by means of a binding advice by a third, independent first-class accountancy firm, on terms and conditions to be further agreed upon.

4.3 The parties hereto reached agreement on how the following subjects shall be incorporated in the Completion Accounts:

         (i) all costs and expenses on the Sellers' side in relation with the transactions contemplated herein (including, but not limited to the costs and fees (to be) charged by Price Waterhouse for preparing and auditing the Completion Accounts md legal fees and costs) will be borne by the Sellers solely and not paid by nor booked in the accounts and records of Sallmetall and its Subsidiaries;

         ii) as regards the valuation of the real estate, a revaluation upwards shall take place in the amount of NLG 350,000;

         iii) the Completion Accounts will be prepared in accordance with Dutch generally accepted accounting principles and Sallmetall's and Subsidiaries'


         March 28, 1997                                                     9
         accounting policies, as consistently applied in the Annual Accounts 1996 on a "going concern" basis;

         iv) The exchange rate to be applied for the valuation of Sallmetall Inc. shall be 1.83 Dutch guilders for each US Dollar.

4.4 In the event that the aggregate net shareholders' equity as referred to in Article 4 has been established to be less than NLG 7,800,000, the following arrangement applies:

a the first NLG 900,000 deficiency (thus the net shareholders' equity being lower than NLG 7,800,000 but no less than NLG 6,900,000) will lead to a reduction of the Purchase Price on the basis of 1 guilder shortfall will lead to 25 Dutch cents reduction;

b any further deficiency beyond NLG 900,000 (thus the net shareholders equity being lower than NLG 6,900,000) will lead to a decrease of the Purchase Price of 1 guilder for each guilder that the net shareholders equity is less than NLG 6,900,000.

4.5 The principal amount of the adjustment as a result of the preceding paragraphs will be interest-bearing up to an amount of NLG 274,500 (USD 150,000 against an exchange rate of 1.83) at the same rate as the accrued interest on the Completion Account Escrow Amount and set off against the Completion Account Escrow Amount as referred to in
         Article 3.2. (ii) and the accrued interest thereon, in accordance with the provisions of the Escrow Agreement, a copy of which is attached as Exhibit F. Any adjustment in excess of NLG 274,500 will not be interest-bearing. Any adjustment in excess of Completion Account Escrow Amount shall be paid by the Sellers to Hunt within 10 days upon Hunt's first request thereto. Any remaining amount of the Completion Account Escrow Amount shall be released to the Sellers in accordance with the Completion Account Escrow Amount Agreement. For the purpose of this
         Article 4.4, a fixed exchange rate of 1.83 Dutch guilders for each US Dollar will apply.


         March 28, 1997                                                 10

Article 5 - Due diligence by Hunt; liability

Hunt hereby confirms that it has been allowed access by Sallmetall to its premises and to such information and documents relating to Sallmetall which Hunt deemed relevant to review and determine the contemplated acquisition of Sallmetall in so far as this information and documents have been made available to Hunt upon its request thereto. The Sellers have drawn up a listing of the documents provided to Hunt during this period (the "Disclosure Listing"). This Disclosure Listing has been attached to this agreement as Appendix 1. The parties refer in this respect explicitly to the representation given by the Sellers in Article 6.1.1.a and the provision of Article 6.3 of this Agreement. The Sellers cannot be held liable, in respect of any claim under the representations and warranties to the extent that:

i) such breach has been stated to be disclosed or excepted in the representations and warranties themselves and the appendices thereto; and/or

ii) Hunt was aware or should have been aware of such breach upon the face of the documents provided according to the Disclosure listing.








         March 28, 1997                                                11

Article 6 - Representations and Warranties of the Sellers

6.1 The Sellers guarantee to Hunt that the representations and warranties referred to herein below are true, complete and correct at the Closing Date.

General

6.1.0 Wherever in these representations is referred to the best of Seller's knowledge, this includes the management's knowledge up to Closing Date, being the knowledge of Messrs Ten Have, Reinders, Kiffen;

Full disclosure

6.1.1.a To the best of Seller's knowledge, all information related to the condition (whether financial, legal or otherwise), business and affairs of Sallmetall and its subsidiaries material for disclosure to an intending purchaser have been disclosed to Hunt;

Regarding Sallmetall and the Subsidiaries:

6.1.1.b Sallmetall and the Subsidiaries (except Sallmetall, Inc.) are duly incorporated by the notarial deeds attached hereto as Appendices 2 (i), (ii),
(iii), (iv) and (v) and are validly existing limited liability companies ("besloten vennootschappen met beperkte aansprakelijkheid") under the laws of the Netherlands with all requisite power to carry on their businesses as presently conducted;


6.1.1.c Sallmetall, Inc. is a duly incorporated and validly existing company under the laws of the state of Michigan (USA) with all requisite power to carry on its business as presently conducted;

6.1.1.d The present Supervisory Board of Sallmetall consists of Messrs F.C. deLeeuw (as chairman) and J.H.P.L. van der Sanden solely, who will resign in accordance with Article 7 hereof. Mr J. de Boer is not, nor has he ever been, a member of such board. The nomination of members of the Supervisory Board was not registered with the Chamber of Commerce. Neither Sallmetall nor its Subsidiaries will suffer any damage or other negative financial impact that might result from the non-filing;

6.1.2.a The complete text of the articles of association and by-laws of Sallmetall and the Subsidiaries is in conformity with Appendices 3 (i), (ii),
(iii), (iv) and (v). attached hereto;




         March 28, 1997                                                   12

6.1.2.b No ultra vires action whatsoever has been or will be taken or filed or announced or is threatening, either by Sallmetall itself or a Subsidiary, based on facts, occurrences and legal acts prior to Closing Date;

6.1.3 Sallmetall and its Subsidiaries (with the exception of Sallmetall, Inc.) are registered With the Trade Register held by the Chamber of Commerce of Twente and Salland and the registrations which appears from Appendices 4 (i),
(ii), (iii), (iv) and (v), attached hereto are correct and complete. All documents required to be filed with the Commercial Registry with respect to Sallmetall and the Subsidiaries (including, but not limited to, annual accounts) have been properly and timely filed in accordance with all legal requirements without prejudice to Article 6.1.1.d. However, it is noted that the 1995 Annual Accounts of Sherpa have not been filed timely. This has, however, been done prior to Closing and the Sellers will indemnify and hold Hunt and Sallmetall and its Subsidiaries harmless for any negative financial consequence thereof;

6.1.4. Sallmetall and/or the Subsidiaries have not been dissolved, no resolution to dissolve Sallmetall and/or the Subsidiaries has been adopted and there is no action or request pending to accomplish such a dissolution;

6.1.5.a Sallmetall and the Subsidiaries have not been declared bankrupt, no action or request is pending to declare Sallmetall or the Subsidiaries bankrupt and Sallmetall or the Subsidiaries have neither filed nor been granted an official moratorium of payment;

6.1.5.b Since January 1, 1997 there have been no transactions between Sellers or their affiliates, Sallmetall and its Subsidiaries and the Management except those as listed in Appendix 5 hereto and except those in the normal course of the business;

6.1.5.c   The winding-up and/or sale of Sallmetall France will have no negative financial or other impact on Sallmetall or its Subsidiaries;

Regarding the Shares:

6.1.6. The Shares have been validly issued and placed, the Sellers have and will transfer and assign to Hunt full and unencumbered legal and beneficial title to the Shares, and in particular the Shares are free and clear of usufructs or pledges or any other encumbrance end no share certificates of the Shares are in existence;

6.1.7.a Sallmetall has full legal and beneficial title to all of the shares in the capital of its Subsidiaries and in particular these shares are free and clear of usufructs or pledges or any other encumbrance and no share certificates of these shares are in existence;


         March 28, 19917                                                    13

6.1.7.b All of the issued shares of Sallmetall and each of the Subsidiaries have been issued and fully paid-up in accordance with all requirements of law and by-laws;

6.1.7.c Any purchase of own shares by Sallmetall or its Subsidiaries has been effected in accordance with all legal provisions relating thereto in all respect and any treasury stock is held legally validly and will not give rise to any action whatsoever;

6.1.8. There are no outstanding options or conversion or other rights under which the Sellers or any other party (including any grant or of loans) could demand sale, transfer, issuance, pledge or other encumbrance of any shares of Sallmetall or its Subsidiaries. Neither Sallmetall nor any Subsidiary is under the obligation, whether conditional or other, to issue additional shares and no decisions to that effect have been made;

6.1.9. A copy of the shareholders registers of Sallmetall and its Subsidiaries has been attached hereto as Appendices 6 (i), (ii), (iii), (w) and (v), and the shareholders registers are correct and up-to-date;

6.1.10. The Sellers have acquired title to the Shares either by deeds of issuance or by deeds of transfer, in which it is stated that the purchase price has been paid, validly signed by the parties and recognised by Sallmetall, and neither the transfer nor the title underlying the transfer can be dissolved, annulled or declared null and void;

6.1.11. No dividends or other distributions in respect of the Shares have been declared or made;

6.1.12. Sellers have no obligation to transfer the Shares to a third party (with the exception of the obligations of the Sellers to Hunt arising out of this agreement), or to create any mortgage, pledge, lien, claim, charge or encumbrances in respect of the Shares;

6.1.13.  The Shares have not been seized or attached;

6.1.14. The Sellers have full right, power and authority to sell, transfer and deliver the Shares without the co-operation, approval or authorisation of others including any judicial authority;

Regarding the financial position, assets and liabilities, conduct of business of Sallmetall and its Subsidiaries:

6.1.15. The Annual Accounts are attached hereto as Appendix 7 and the Annual Accounts give a correct, complete and accurate statement of the magnitude and


         March 28, 1997                                                  14
the composition of the assets and liabilities of Sallmetall at the end of the year 1996 and of the results of such year;

6.1.16. The Annual Accounts have been prepared in accordance with Dutch generally accepted accounting principles and have been drawn up in accordance with the Annual Accounts Specimen Decree ("Besluit Modellen Jaarrekening"), certified without qualification in the case of Sallmetall by Price Waterhouse (Deventer);

6.1.17.a Sallmetall and its Subsidiaries own all of the properties which have been accounted for as its assets in the Annual Accounts and the Completion Accounts, free and clear of attachments and any charges and they are not subject to any retention of title (other than the usual retention of ownership subject to suppliers' standard terms and conditions) or other encumbrance except the usual securities granted to ING Bank N.V., NMB-Heller N.V. and Westland/
Utrecht Hypotheekbank N.V. in the framework of the creditfacilities and loans as listed in Appendix 8. The plant and equipment of Sallmetall and its Subsidiaries are sufficient for continued conduct of the current business after Closing Date subject to normal wear and tear;

6.1.17.b The inventories of raw material, work in progress and finished goods (including, but not limited to, all laminating and other machines, coating film and foil) of Sallmetall and each Subsidiary shown in the Annual and Completion Accounts consist of items which are nor damaged and/or defective unless such damage or defects are provided for in the Annual and Completion Accounts;

6.1.17.c Real estate/freehold, leasehold and long-lease and conditions thereof;
         purchase option; maintenance;

(i) the purchase option vis-a-vis Korbeld Horeca B.V. with respect to the premises at Kaagstraat 17-19 can be exercised for the agreed sum of NLG 1.4 million in accordance with Appendix 9a hereto;

(ii) notice of termination has been given with respect to the present showroom facility at Kanaaldijk O.Z. 13 by letter attached hereto as Appendix 9b;

(iii) all conditions with respect to the long-lease of the land from the municipality of Raalte have been met according to a draft letter submitted to the municipality of Raalte on March 24, 1997 and their reply thereto that are attached hereto as Appendix 9c;


         March 28, 1997                                                 15

6.1.17.d Regarding the accounts receivable and other receivables as per Closing Date as shown in the Completion Accounts the following applies:

6 months after agreement has been reached on the Completion Accounts as referred to in Article 4.2 hereof (so no later than January 31, 1998) a test will be done on all outstanding accounts receivable and other receivables as per Closing Date that are still outstanding at that moment, whereby the following arrangement applies:

a) with respect to each of these outstanding amounts it will be established bindingly to the parties by an indepedent first-class accounting firm, whether or not the fact that it is sti11 outstanding is caused by any of the following circumstances:

       - any aiction taken by Hunt and/or Sallmetall which is inconsistent with the actions previously taken by management on behalf of Sellers after Closing Date and/or the change of ownership of Sallmetall.

b) for each individual outstanding amount that the question under a) above is answered positively, such amount will be fully for the account of Hunt and/or Sallmetall, without any action towards the Sellers in this respect;

c) for each individual outstanding amount that the question under a) above is answered negatively, such amount for the account of Sellers and they will take over such receivable from Sallmetall against payment of the book value in the Completion Accounts of the receivables, unless and insofar such amount is lower than the amount that has been collected on any of the receivables up to the provision that was made thereon in the completion accounts;

d) any outstanding amount below NLG 2,500 will not be taken into account in the framework of the foregoing at all, whereas the aggregate amount of all outstanding amounts exceeding this NLG 2,500 each individually with respect to which the question under a) above is answered negatively, must exceed a threshold of NLG 75,000 before the provision under c) will apply, but in this case the amount of NLG 75,000 shall not be subtracted from the aggregate amount that is, in accordance with the provision under c) for the account of the Sellers;


e) the provision as referred to above under c) will apply if and insofar after Closing Date a credit note has been granted on any outstanding invoices as per Closing Date which was not provided for in the Completion Accounts.


6.1.17.e To the best of Sellers' knowledge, late/overdue payments to creditors of Sallmetall and its Subsidiaries prior to Closing, have not jeopardised the relationship with these parties nor have they led to price increases or other adverse financial consequences for Sallmetall and its Subsidiaries;

6.1.17.f Neither Sallmetall nor any Subsidiary has assumed any liability for any of the present or future debts of any person or company nor has any of them given any guarantee or indemnification in respect of the discharge of the liabilities or the performance of any of the obligations of any other person or company;

         March 28, 1997                                                 16

6.1.18. Sallmetall or any Subsidiary does not have any material liabilities whether actual or contingent, conditional or unconditional, other than those included in the Annual Accounts;


Regarding tax matters/social security charges and subsidies

6.1.19.a Sallmetall and its Subsidiaries have complied with all tax and social security laws and regulations with respect to the filing of returns, the payment of taxes etc. All taxes, whether direct or indirect, and all social security charges and pension premiums, penalties and further assessments with respect thereto for which Sallmetall or any Subsidiary has been or may be assessed, have been withheld as legally required and either paid in full or adequate provision therefor has been made in the Annual and Completion Accounts. Neither Sallmetall nor any Subsidiary is or based on present legislation and events occurred or occurring until Closing Date, will in the future be liable to repay any investment premium or subsidies granted prior to Closing Date as a result of the transaction contemplated in this Agreement;

6.1.19.b There are no notices of tax or social security charge deficiencies and no litigation or dispute with the relevant authorities with respect hereto;

6.1.19.c All reports, surveys and overviews to be filed or submitted by Sallmetall and its Subsidiaries in respect to taxes or social security charges have been timely and properly filed and all information supplied to the relevant authorities is correct and to the best of Sellers' knowledge complete;

6.6.19.d The execution and performance of this Agreement will not give rise to any adverse tax or local security consequences for Sallmetall or any subsidiary except possible negative tax effects as a result of the winding-up of Crest pursuant to the Crest Agreement;

Labour/employment law

6.1.20. Sallmetall complies and has complied with all applicable labour laws and regulations (including, but not limited to, the Collective Labour Agreement for the Metal Industry (("Metaalnijverheid") that applied on Sallmetall until 1994/1995 as attached in Appendix 10), and the pension fund scheme "Bedrijfspensioenfonds Metaalnijverheid" which Sallmetall entered into voluntarily and a copy of which is attached as Appendix 10);



         March 28, 1997                                                 17

6.1.21.a There are no employment agreements entered into by Sallmetall and Subsidiaries with other employees than as listed in Appendix 10 hereto and the Collective Labour Agreement for the Metal Industry ("Metaalnijverheid") is not applicable nor is any other collective labour agreement. However, in each individual employment agreement it is stated that the primary conditions of employment according to the collective labour agreement apply on the individual agreements;

6.1.21.b This Appendix 10 (i) includes all management and employees of Sallmetall and its Subsidiaries, including non-active employees, whether or not receiving sickness and/or disablillity benefits, along with, for each, his or her function, date of birth, and number of years of employment with the relevant company, salary and all other particulars of and commitments, present or future, with respect to his or her employment or sickness or 1iability benefits;

6.1.21.c The bases of remuneration of and other terms of employment applicable to the management and employees of Sallmetall and its Subsidiaries, are the same as those in force on December 31, 1996, except insofar as otherwise disclosed in Appendix 10a;

6.1.21.d No present or former manager or employee has any claim against Sallmetall or any Subsidiary arising out of notice of termination of employment prior to the Closing Date;

6.1.21.e Sallmetall and the Subsidiaries have at all time complied with all material laws, regulations, agreements, collective labour agreements, orders and awards affecting the employment of their employees and have maintained current and adequate records regarding the employment of managers and employees. Neither Sallmetall, nor any Subsidiary is involved in any labour dispute;

6.1.21.f Neither Sallmetall nor any Subsidiary maintains or contributes to any employees benefit, stock option, bonus or profit sharing plan other than the commission arrangements with sales people as listed in Appendix 11 (i) and (ii) hereto, relating to any of its employees or managers and there are no retirement benefits or pension arrangements (other than those with Messrs Ten Have and Kiffen listed as Appendix 11 (iii) maintained or participated in by Sallmetall or any Subsidiary, or in which any of them is required to participate;

6.1.21.g Licences have been obtained from the Regional Director of the Labour Supply in respect of every employee whose employment has been terminated by Sallmetall or any Subsidiary prior to Closing Date where such licence is required or such

         March 28, 1997                                                 18
agreement has been dissolved by the Cantonal Judge. There are no outstanding applications before any Regional Director for the Labour Supply or Cantonal Judge;

6.1.21.h Neither Sallmetall nor any Subsidiary has experienced any work stoppage, strike or other material labour difficulty during the last five years;

6.1.21.i There are no consultancy or management services agreements with Sallmetall or any Subsidiary other than the one between Sallmetall and Sallcoll (J.A.M. Reiders) terminated in accordance with article 7 hereof;

6.1.21.j No employee has accrued any right to vacation time which has not either been taken or fully paid-out or provided for in the Completion Accounts;

Regarding Litigation:

6.1.22. Other than as disclosed in Appendix 12 hereto, Sallmetall and its Subsidiaries are not engaged in any civil, criminal, or administrative litigation (including arbitration proceedings) and no facts are known which make such litigation to be expected;

Regarding Bank accounts, Signing authority, Power of attorney

6.1.23.a Appendix 13 hereto lists all accounts with and safety deposit boxes held by or in the name of Sallmetall or any Subsidiary in any bank or other financial institution as well as the names of all persons who have any power, whether individually or jointly, to sign an order on behalf of Sallmetall or any Subsidiary to withdraw or transfer money or other property from any bank or other account, or who are authorised to borrow money or sign notes or checks on behalf of Sallmetall or any Subsidiary;

Regarding insurance:

6.1.23.b The insurance policies which Sallmetall and its Subsidiaries have concluded are listed in Appendix 14 hereto;

6.1.23.c Sallmetall and its Subsidiaries have insurance for realistic values on usual terms and conditions against fire, accident, product liability, third party liability and all other risks normally insured against in the same or similar type of business as carried otit by each of them and to the full extent required by law. Neither Sallmetall nor any Subsidiary has failed to disclose any information or suffered to be done anything which has rendered or might render any such insurance void or voidable, non-renewable on normal terms, or limit coverage;

         March 28, 1991                                                19

6.1.23.d There are no pending claims with the insurance companies and there are no present circumstances giving rise to any further claim under any policy of insurance;

6.1.23.e The continuation of insurance coverage as referred to in Article 4.8 of the Crest agreement is correct and does not leave any gap as a result of the winding-up of Crest and/or "claims made-system" or otherwise;

Regarding Intellectual Property Rights, Technology and Know-How

6.1.24.a Sallmetall has full and unlimited title to the patents ("octrooien"), patent applications, trademarks and other industrial and intellectual property rights including licences granted by Reinders or other parties ("The Intellectual Property Rights") as disclosed in Appendix 15 hereto and to the best of Sellers' knowledge, neither Sallmetall nor any Subsidiary is infringing any patent nor other industrial and intellectual property rights of others in regard thereto;

6.1.24.b The Intellectual Property Rights are registered in the name of, are legally and beneficially vested in and are the property of Sallmetall or Subsidiary except the Taiwanese patent number 85112393 (case 11) that will be transferred and assigned by Reinders to Sallmetall by virtue of Article 9 of this Agreement. Further, the Intellectual Property Rights are valid and continuing, have been properly maintained and (where necessary) renewed, are not being infringed and will not be altered or impaired by the consummation of the transactions contemplated by this Agreement;

6.1.24.c All applications for Intellectual Property Rights initiated with respect by Sallmetall or any Subsidiary have been properly pursued and all costs and fees due so far have been paid fully;

6.1.24.d To the best of Sellers' knowledge, no tradename, trademark and/or servicemark registered or applied for in the name of Sallmetall or any subsidiary is being used by any person in the same or similar business as that of Sallmetall or any Subsidiary;

6.1.24.e To the best of Sellers' knowledge, no further Intellectual Property Right or licences are required by Sallmetall or any Subsidiary to conduct their businesses as now conducted or as planned without conflicting with or infringing upon the rights of others and no such conflict or infringement currently exists;

6.1.24.f No claim has been asserted and Sellers are not aware of any fact that give rise to claim, challenging either the ownership or the use by Sallmetall or any

         March 28, 1997                                                    20

Subsidiary of any Intellectual Property Right, Technology, Know-How or Process, or the validity of any licence therefor;

6.1.24.g In Appendix 16 hereto is listed, and thereto are attached copies of all written agreements relating to technology know-how and processes (including, but not limited to) any arrangement or agreement with AssiDoman and/or PWA-K and/or Reinders. The execution and completion of the transactions contemplated in this agreement will not have any adverse effect on any of these contracts or the relationship agreement with the parties, thereto. Representation 6.1.24.e is similarly applicable hereon;

6.1.25. Sallmetall has neither entered into any sort of agreement giving third parties a right to Sallmetall's trade name(s) and trademark(s) and intellectual and industrial property rights nor has any such information been divulged to any third party;

Regarding Agreements:

6.1.26.a Sallmetall and its Subsidiaries are not a party to any other supply, distribution and/or license and/or agency agreements than are disclosed in Appendix 17. None of these agreements contains a change of control clause nor will the execution and completion of the transactions contemplated in this Agreement have any adverse effect on any of these contracts or the relationship with the parties thereto;

6.1.26.b To the best of Sellers' knowledge neither Sallmetall nor any Subsidiary is bound by any agreements other than disclosed in Appendix 18 or other than agreements of employment, having a duration in excess of 90 days, which are unusual or would have material adverse Financial effect, including but not limited to:

(i) any agreement which Sallmetall or Subsidiary is incapable of performing;

(ii) any agreement for the purchase or sale of property or the supply of goods or services at the price different from that reasonably obtainable at an arm's length basis. This representation excludes the deliveries by Crest to Sallmetall;

6.1.26.c There are no agreements in force restricting the freedom of Sallmetall or any Subsidiary to manufacture, process, purchase, supply or sell its materials, services and products other than the Crest Agreement;

6.1.26.d To the best of Sellers' knowledge, neither Sallmetall nor any Subsidiary is in breach of any agreement to which it is a party and as far as Sellers are aware, neither the signing nor the performance of this Agreement will accelerate any obligations of


         March 28, 1997                                                   21

Sallmetall or any Subsidiaxy or result in such a breach or cause termination of any such agreement;

6.1.26.e To the best of Sellers' knowledge no party to any agreement with Sallmetall or any Subsidiary is in breach of such agreement nor does any event or condition exist which after notice or lapse of time or both would constitute such breach and to the best of Sellers' knowledge no approval or consent of any person is needed to continue any agreement to which Sallmetall or any Subsidiary is a party in full force and affect following the transactions contemplated hereby;

Regarding environmental conditions:

6.1.27.a At Closing Date and based on the report of Heidemij, none of the soil or groundwater underlying any of the past or present business locations of Sallmetall and its Subsidiaries is polluted in a way that measures have to be taken to clean up the contaminations;

6.1.27.b No Municipal, Provincial or Governmental authority has given any directive or order to Sallmetall in connection with any (possible) pollution of the soil (including the subsoil and groundwater) at the location Kanaaldijk O.Z. 3 and Kaagstraat 17-19, Raalte;

6.1.28. Sallmetall and its Subsidiaries do not own and/or use real estate and/or has not owned and/or used any real estate in the past, other than as listed in Appendix 19;

6.1.29.a Attached hereto in Appendix 20 are disclosed;

Location Sallmetall B.V., Kanaaldijk OZ 3, Raalte

(i) a letter dated 17 September 1992 of TAUW Infra Consult B.V. which enclosed the results of the analysis of the quality of the ground and groundwater on the location of Sallmetall B.V. (projectnr. 3240983). The conclusion of the analysis is that ground and groundwater are slightly contaminated (exceeding target values), but that they cannot cause increased risks for public health and environment;

(ii) a report dated March, 20 1997 of Heidemij Advies B.V. (projectnr. 634/OA97/2311/45580) reporting about three new water samples from existing pipes, placed by Tauw in 1992 (see i). The conclusion of the report is, inter alia, that on the grounds of the only slightly increased concentrations encountered in the groundwater, the site is non-suspect;


         March 28, 1997                                                   22

Location Crest Engineering, Kaggstraal 17 - 19, Raalte

(iii) an environmental report ("Verkennend Bodemonderzoek") as prepared by Tauw Milieu Consultants and dated January 1995 in which it is established - according to the summary, conclusions and recommendations - that as regards the soil, none of the established parameters exceed the target values. As regards the groundwater, it is established that the concentrations of chrome and tolueen exceed the target values. The concentrations established are so minimally increased that no risks for the public health or environment are to be expected, taking into account the present use and lay-out of the terrain;

(iv) a report dated March 20, 1997 of Heidemij Advies B.V. (projectnr. 643/OA97/2311/45580) reporting about the supplementary investigation of the ground and groundwater. The conclusions of this report are, inter alia, that on the grounds of the only slightly increased concentrations encountered in the soil and groundwater the site is non-suspect;

(v) correspondence from the Municipality of Raalte in regard to the amendment of the Environmental Permit of Sallmetall B.V. (inter alia)
-        dated February 13, 1997
-        dated March 6, 1997 (translation attached)


(vi) correspondence from the Municipality of Raalte in regard to the Environmental Permit of Crest Engineering dated February 25, 1997;

Miscellaneous:

6.1.30. Sallmetall and its Subsidiaries possess all permits, permissions, licences and similar authorisations and exemptions including, but not limited to, any environmental permits and licences, which are all valid and in effect and maintained and renewed whenever necessary, required to exercise their business and they do not contravene and have not contravened the conditions of such permits, permissions and exemptions other than the requirement to make the floor in the Crest building liquid proof which will be undertaken by the Sellers at their expenses within 30 days, after Closing Date to the required standard of the applicable permits; a list of all permits required to exercise Sallmetall's and its Subsidiaries businesses is included in Appendix 21 and Sallmetall and its Subsidiaries applied for all other required permits, permissions and exemptions and no facts and/or circumstances are known to exist which might cause the competent authority not to grant, renew or extend such required permits, permissions and exemptions, whether as a result of this Agreement or for any other reason. Any



         March 28, 1997                                                   23
applications for renewal or extension has been filed timely and pursued properly and all costs, levies and charges due so far have been paid;

6.1.31. The Sellers have complied with the requirements of the Dutch Work's Council Act and the Resolution of the Social and Economic Council relating to Mergers 1975 ("SER-Fusiegedragsregels 1975") in connection with the transaction contemplated hereby;

6.2 The Sellers shall be liable to Hunt for all costs, losses and damages resulting from incompleteness or incorrectness of one or more of the representations and warranties contained in Article 6.1, without limiting or precluding any other rights or remedies that Hunt, Sallmetall or its Subsidiaries may have with respect to breach of the representations and warranties, the liability of each Seller to be in proportion to its shareholding of Sallmetall as it was immediately prior to the issuance of the 26 latest issued shares, namely: Reinders for 18/133, Sallcoll for 49/133, MGS for 53/133 and Residentie for 13/133 (which therefore excludes Pevaal from any liability hereunder), with the understanding that:

         (i) the aggregate liability of the Sellers in respect of losses and damages shall not exceed USD 11,3 million (in words: eleven million three hundred thousand US Dollars;

         (ii) no claims for damages shall be instituted by Hunt and/or Sallmetall or its subsidiaries unless the aggregate of all claims exceeds NLG 75,000, whereby, in case this threshold is exceeded, the amount of NLG 75,000 shall not be subtracted from said claims and the Sellers shall be liable for the entire amount;

         (iii) each of the Sellers can only be held liable by Hunt for the actual damages (including all losses, costs, expenses, claims, damages, obligations, deficiencies on liabilities including interest, penalties, fines and legal and other professional services costs) suffered by Hunt, Sallmetall and/or its subsidiaries as a result of the breach of the representations and warranties;

         (iv) no liability shall attach to the Sellers to the extent that a provision or reserve in respect of the matter giving rise to the claim shall have been made in the Completion Accounts or to the extent that the matter giving rise to the claim, shall have been provided for in the Annual Accounts and/or Completion Accounts, and

         (v) no liability shall attach to the Sellers to the extent that the loss or damage giving rise to the claim is recoverable by Hunt and/or Sallmetall under any policy of insurance (provided, however, that the Sellers shall indemnify


         March 28, 1997                                             24

         Hunt, Sallmetall or its Subsidiaries for any increase of premiums or damages resulting from termination of any policy as a result of claiming insurance coverence) or from a third party or would have been so recoverable but for any change in the terms of insurance since the date of this Agreement;

         (vi) Hunt and/or Sallmetall will not (directly or through its Subsidiaries and/or its employees and/or advisers) solicit third parties to lodge any claim under the representations and warranties;

         (vii) No liability shall attach to the Sellers to the extent the loss or damage giving rise to the claim has already been recovered by Hunt as a reduction of the Purchase Price in accordance with Article 4 hereof or would have been recovered but for the 25%/75% threshold referred to in Article 4.4 (a) hereof.

6.3 The limitations of liability as set out in Article 6.2 shall not apply in case of fraud committed knowingly and intentionally on the part of the Sellers provided however that in such case the limitatation as set out in Article 6.2 shall not apply on1y with regard to that fraudulent Seller.

6.4 In assessing any liabilities, damages or other amounts recoverable by Hunt as a result of any claim under the representations and warranties there shall be taken into account any benefit accruing to Hunt and/or Sallmetall including, without prejudice io the generality of the foregoing, any amount of any relief from taxation obtained or obtainable by Hunt and/or Sallmetall and any amount by which any taxation for which Hunt and/or Sallmetall is or may be liable to be assessed or accountable is reduced or extinguished, arising directly or indirectly in consequence of the matter which gives rise to such claim, it being understood, however, that any amount received on a claim under the representations and warranties will be subject to taxation.

6.5 No liability will arise and no claim may be made under any of the representations and warranties to the extent that the matter giving rise to such claim is remediable unless within the period of 60 days following Hunt becoming aware of such matter Hunt shall have given written notice thereof to the Seller and such matter shall not have been remedied to the reasonable satisfaction of Hunt within the period of 60 days following the date of service of such notice.

6.6 Hunt's, Sallmetall's and/or its Subsidiaries' right to claim compensation for damages, as referred to in Article 6.2, lapses insofar as these claims are based on tax warranties, 72 (seventy-two) months, on environmental warranties

         March 28, 1997                                              25

         42 (forty-two) months and otherwise 24 (twenty-four) months after the Closing Date.

6.7 In the event of any claim from a third party for which Hunt, Sallmetall or its Subsidiaries intend to take recourse on the Sellers, Hunt shall give such details to the Sellers regarding the claim as may be available at that time and the Sellers shall (on providing suitable security for all costs and legal fees) be given the opportunity to participate in the defence at Sellers' own costs against such third party which forms the subject matter of the claim in respect of which recourse is sought. Hunt, Sallmetall and/or its Subsidiaries shall make no settlement of such claim without consulting with the Sellers, unless this is under the given circumstances reasonably not possible due to extreme urgency.

6.8 For the puipose of this Article 6 and the set off against the Representation and Warranty Escrow Amount as referred to in Article 3.2
         (iii), Dutch guilder claims will be converted into US Dollars at a fixed exchange rate of 1.83 Dutch guilders for each US Dollar during a period of 12 months after Closing Date. After this period, the then current market rates will be applied.








         March 28, 1997                                              26

Article 7 - Resignation of Managing and Supervisory directors;
          termination of any existing management agreements; waiver; indemnification by Sellers

7.1 At the Closing Date, all members of the Board of Directors and of the Board of Supervisory Directors of Sallmetall and its Subsidiaries shall resign and be relieved of their positions in accordance with their letters of resignation attached hereto as Exhibit J, according to a resolution of the shareholders' meeting attached hereto as Exhibit K.

7.2 The resignations as referred to in article 7.1 also involve the termination, dissolution etc. of any agreement, whether employment, management or other, with such (Supervisory) Director, including, but not limited to, any such agreernent with Sallcoll with immediate effect as of Closing Date as well as waiver of any claim for (termination) compensation, severance, salary, management fee or other.

7.3      The Sellers shall, each in proportion to its shareholding as set out in
         Article 6.2, hold Hunt harmiless for any claims arising in connection with such discontinuation of employment or service, referred to in
         Article 7.2.




         March 28, 1997                                                     27

Article 8 - Non-competition clause and confidentiality

8.1 Having regard to the goodwill-element contained in the Purchase Price and the preservation thereof, none of the Sellers and none of the present Directors (for this Purpose, each of them co-signs this Agreement) shall, directly or indirectly, within six (6) years after Closing Date (provided, however, that as regards Residentie and J.H.M. ten Have a term of 2 years after Closing Date will apply), take, wherever in the world, any of the following actions without the prior written approval of Hunt:

a carry on any business activities which compete with or are comparable to the present activities of Sallmetall and/or its Subsidiaries and/or Crest, either for his own account, for the account of a third party or as an employee;

b participate in, as shareholder, certificate holder, lender, partner or in any other capacity (except as investor in a stock-exchange listed fund up to a maximum of 5% of the issued capital thereof), be employed by, provide services to or give advice to any person, company or organisation which conducts business activities as described above under a;

c cause or attempt to cause any employees, customers, suppliers or other persons connected with Sallmetall, its Subsidiaries and/or Crest, to break, in whole or in part, their contracts with Sallmetall or its Subsidiaries.

8.2 Sellers shall not directly or indirectly use, publicise or otherwise make available to third parties any information with respect to any confidential or secret aspect of the business of Sallmetall, its Subsidiaries and Crest, included, but not limited to, Intellectual Property Rights, or with respect to customers, suppliers, or persons or institutions which do business with these, regardless whether such information is confidential or secret.

8.3 In the event of breach by any of the Sellers of his obligations pursuant to this Article, the involved Seller shall forfeit to Hunt, without any further notice or demand being required, an immediate payable penalty in the amount of NLG 1,000,000 (say: one million Dutch guilders) for each violation and for each day that such violation took place or continues, without limiting or precluding Hunt's rights to claim any damage which Hunt, Sallmetall and/or its Subsidiaries may incur in excess of NLG 1,000,000. In such case, the already paid penalty of NLG 1,000,000 will be subtracted from the aggregate damage amount incurred.

         March 28, 1997                                               28

         March 28, 1997                                               29

Article 9 - Transfer of rights

9.1 Reinders herewith confirms his earlier transfer and assignment to Sallmetall of the intellectual property rights evidenced by notarial deed dated December 23, 1996.

         In addition to the transfer and assignment referred to in the preceding paragraphs. Reinders also transfers and assigns to Sallmetall the Taiwanese patent (application) (registered under number 85112393, case 11 (Arnold & Siedsma).

9.2 Reinders shall grant all co-operation in order to register the rights and applications thereto as referred to in Article 9.1 in the name of Sallmetall.




         March 28, 1997                                                  30

Article 10 - Public Announcement

The Sellers and Hunt will consult and agree in advance with each other on the timing and tenor of any public announcement of this agreement and will not divulge the financial terms to any third party except as required by law (including disclosures required by applicable New York Stock Exchange rules) or with the consent of all parties hereto.

Article 11 - Outstanding Debts between the Sellers and Sallmetall

Sallcoll, Reinders and Sallmetall ensure that prior to the Closing Date, all outstanding receivables and payables between Sallmetall and its Subsidiaries on the one hand and Sallcoll and/or Reinders and/or affiliated companies on the other hand (current accounts and other), as further specified in Appendix 22 attached hereto, shall be settled.

Article 12 - Binding Effect; Assignment

12.1 All the terms, provisions, representations, warranties, covenants and conditions of this agreement shall only be binding upon and inure to the benefit of and be enforceable by the parties hereto after this agreement has been signed by all parties.

12.2 This agreement and any rights and obligations of the parties hereto may not be assigned or delegated by any party hereto to a third party without the prior written consent of the other parties, it being understood, however, that consent cannot unreasonably be withheld for any intra-party transfer.


Article 13 - Partial Invalidity

In the event that one or more clauses of this agreement or of the Exhibits would appear to be non-binding, the other clauses of this agreement and of the Exhibits will continue to be effective. The parties are obliged to replace the non-binding clauses with other clauses that are binding, in such a way that the new clauses differ as little as possible from the non-binding clauses, taking into account the object and the purpose of this agreement.

Article 14 - Entire agreement

         March 28, 1997                                                   31

This agreement including the Exhibits and Appendices hereto contain all arrangements which the parties have made on the subject. It shall take the place of all other (previous) arrangements and agreements which the parties have made or have entered into on the subject.

Article 15 - Expenses

15.1 Each of the parties hereto shall pay its own expenses incurred or to be incurred including legal and accounting fees and costs of other professional services connection with this agreement. It is expressly agreed that none of these costs and fees on Seller's side will be borne by Sallmetall or its Subsidiaries and that these will solely be paid by the Sellers themselves.

15.2 The costs of notary Terhorst for transfer of the Shares will be borne by Hunt.

Article 16 - Dissolution

Each of the parties hereby waives the right to bring an action to dissolve this agreement based on breach of contract and without prejudice to any compensation right as from the moment that the transfer of title to the Shares has occurred. None of any other legal remedy, such as annulment based on miscarriage ("dwaling") but not limited thereto, is excluded.

Article 17 - Statement from Hunt

Hunt represents and warrants that it has full right, power and authority to enter into the contemplated transaction and that all necessary (corporate) approval or authorisation of others, such as the board of directors and the shareholder(s) have been obtained.

Article 18 - Applicable law and Jurisdiction

18.1     This agreement shall be governed exclusively by Netherlands law.

18.2 Except as otherwise expressly provided in this Agreement, all disputes arising out of or in connection with this agreement, or the Exhibits, or further agreements resulting thereof shall be submitted to arbitration in accordance with the rules of the Netherlands Arbitration Institute (N.A.I.). Arbitration shall be


         March 28, 1997                                                   32
         held in Amsterdam and be conducted in the English language.

Article 19 - Notices

19.1 All announcements or notices to Hunt will be done in writing or by telecopier (but in the case of a telecopy immediately confirmed in writing) to the following address:

         Name:               Seal Products Subsidiary, Inc.
         C/o:                Hunt Manufacturing Co.
         Attn:               W. Ernest Precious and/or Dennis S. Pizzica and/or
                             William J. Kane
         Address:            One Commerce Square, 2005 Market Street
         Place of residence: PHILADELPHIA, PA
         Country:            USA
         Telecopiernumber:   + 1 215 656 3711

         with copies to,
         ---------------

         Hunt Europe, Ltd.
         Attn.  David Weatherly and/or Derek Wotton
         Chester Hall Lane
         Basildon
         Essex SS14 3BG
         UK
         Telecopiernumber: + 44 1268 534 281

         Coopers & Lybrand N.V.
         Legal Services
         Attn.: Ole Jan van Leeuwen
         P.O. Box 94917
         1090 GX Amsterdam
         The Netherlands
         Telecopiernumber: +31 20 568 7005

         Drinker Biddle & Reath
         Attn: John C. Bennett, Jr.
         Philadelphia National Bank Building
         1345 Chestnut Street
         Philadelphia, PA 19107 - 3496


         March 28, 1997                                                33

         USA
         Telecopiernumber: + 1 215 988 2757

         as long, as Hunt does not give notice to the other parties of any other address.

19.2 All announcements or notices to the Sellers shall be done in writing, or by telecopier (but in the case of a telecopy immediately confirmed in writing) to the following addresses:

         Name: Mr J.A.M. Reinders
         Address: Oude Warkenseweg 1
         Place of residence: Warnsveld
         Country: NL
         Telecopiernumber: +31.(0)57 - 5542294

         Name: MGS Beleggingen B.V.
         Address: Breezand 10
         Placc of residence: Lemmer
         Country: NL
         Telecopiernumber:

         Nane: Residentie Participaties III C.V.
         Address: Wilhelmina Druckerstraat 413-417
         Place of residence: 7301 BN Apeldoorn
         Country: NL
         Telecopiernumber: +31.(0)57 - 5542294

         Name: Sallcoll B.V.
         Address: Oude Warkenseweg 1
         Place of residence: Warnsveld
         Country: NL
         Telecopiernumber: +31.(0)57 - 5542294

         March 28, 1997                                                   34

         This agreement is executed in six copies in Raalte on 20.02.97 by



------------------------------------           ---------------------------------
Seal Products Subsidiary, Inc.                 Pevaal B.V.
represented by: David A. Weatherly             represented by:


------------------------------------           ---------------------------------
Mr. J.A.M. Reinders                            Sallcall B.V.
(also for purpose of acceptance of Article 8   represented by:
and Article 9)


------------------------------------           ---------------------------------
MGS Beleggingen B.V.                           Residentie Participaties III C,V.
represented by:                                represented by:


------------------------------------           ---------------------------------
For acceptance of Article 8 hereof:
J.H.M. ten Have








         March 28. 1997                                                    35

                                    EXHIBITS








         March 28,1997                                                   36

                                   APPENDICES







         March 28, 1997                                                   37

                                       EXHIBIT (99)




                                       Contact:   William E. Chandler
                                                  Senior Vice President Finance
                                                  and Chief  Financial Officer
                                                  215-841-2300
                                                  www.huntmfg.com



                          HUNT ACQUIRES SALLMETALL B.V.



PHILADELPHIA, PA, April 1, 1997 - Hunt Manufacturing Co. (NYSE Symbol HUN) has completed its previously announced acquisition of all of the stock of Sallmetall B.V., a Dutch company. Sallmetall's operations, with headquarters in Raalte, Holland, essentially involves the design and assembly of laminating equipment and related adhesive film coating manufacturing. Sallmetall had sales of approximately $21 million for their fiscal year ended December 31, 1996. Sallmetall adds manufacturing capacity and market penetration to Hunt's already strong distribution capability and includes operations in Europe and the United States.

Hunt believes that the proposed acquisition of Sallmetall's business further strengthens Hunt's position as a leading global supplier of print finishing systems and expands Hunt's activities in the growing market for wide format short-run digital imaging.

Hunt is a leading manufacturer and distributor of office, art/craft, and presentation and display products for the business, education and consumer markets.


                                      ####